For Immediate Release                    Contact:  Robert Solomon/John Henderson
                                                   (212)-843-8050/(212)-843-8054
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR

Wichita, Kansas                                                      May 6, 2002

               EXPIRATION OF THE LETTER OF INTENT FOR SALE OF THE
               COMPANY AND PROJECTED REVENUE, EBITDA AND EARNINGS
                               PER SHARE FOR 2002

Lone Star  Steakhouse  & Saloon,  Inc.  (Nasdaq  National  Market:  STAR)  today announced that the  non-binding  Letter of Intent it had signed with  Bruckmann,
Rosser,  Sherrill & Co. LLC ("BRS") with respect to the proposed sale and merger of the Company for $20.50 per share in cash  expired on  Saturday,  May 4, 2002.
Lone Star also announced  continued  improvement in financial results across its restaurant concepts and guidance for remainder of the year. Finally, the Company
announced  its  intention  to  continue  to  explore   strategic  and  financial
alternatives  to  enhance  shareholder  value,  including  but not  limited to a potential share repurchase.

Lone Star signed the Letter of Intent with BRS on March 28, 2002, which provided for a 30-day exclusive  negotiation  period and which was later extended for one week.  The parties  however  were not able to agree on the terms of a definitive agreement. Clark R. Mandigo, Lone Star's Chairman of the Board, stated "while we are disappointed that we were unable to sign a definitive agreement with BRS, we are extremely  pleased with the continuing  improvement in Lone Star's operating results.  We believe  that the  strength  of these  results,  combined  with the
Company's  significant  cash  position and  debt-free  balance  sheet,  give the
Company the  flexibility to quickly  pursue a variety of strategic  alternatives which will  enhance  shareholder  value."

The Company  had  previously  reported
financial results for the first quarter of 2002,  including  increases in EBITDA from $18.3 to $27.9 million up 53.0% and Net Income (excluding non-cash charges)
from $7.3 to $12.9  million up 75.3%,  respectively,  versus the same  period in
2001. Since then, results have continued to show significant  improvement versus last year.  Year to date results  through April 16, 2002 include Sales of $195.9 million up 3.3% from $189.6 million, adjusted EBITDA of $35.2 million, up 53.4% from $22.9 million and adjusted Net Income of $16.2  million,  up 86.2%
from $8.7 million versus the comparable  period in 2001. Recent results have led the Company to forecast Sales of  approximately  $596 to $606 million,  adjusted
EBITDA of $95 to $100  million and  Earnings per Share of $1.56 to $1.63 for the fiscal year ending December 31, 2002. These projected  results compare with $598 million in Sales,  $73.2  million in adjusted  EBITDA and  Earnings per Share of
$1.15 for the fiscal year ended December 26, 2001. All amounts  exclude  unusual items and  non-cash  charges  and are based on the  estimated  weighted  average diluted shares outstanding for the periods.

For interested parties, there will be a conference call with management today at
3:30 pm Central Time on Monday, May 6, 2002 to discuss this release. The call in number is 719-457-2629 and the confirmation code is 151638. A recorded replay of the  conference  call will be  available  from 7:00 p.m. on May 6, 2002  through midnight  on May 20,  2002.  The replay call in number is  719-457-0820  and the confirmation code is 151638. A listen only connection to the conference call, as well as the replay,  will be  available on the  Internet  through the  Company's website, http:/www.lonestarsteakhouse.com.

Lone Star  Steakhouse & Saloon,  Inc.  owns and operates a chain of 249 domestic and 25 international Lone Star Steakhouse & Saloon restaurants. The Company also owns and  operates 5 Del Frisco's  Double  Eagle Steak Houses and 15  Sullivan's
Steakhouses.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein,  including the development plans of the Company, are reasonable,  any of the assumptions  could be inaccurate,  and therefore,  there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.